Exhibit (a)(1)(xiii)

      THIS DOCUMENT IS IMPORTANT AND REQUIRES YOUR IMMEDIATE ATTENTION. If you are uncertain about the revised U.S. offer or about the action you should take, you are recommended to seek your own personal financial advice immediately from an appropriately authorized independent professional advisor.

      If you have sold or otherwise transferred any of your registered holdings of Aventis ordinary shares, please pass a copy of this document and the accompanying prospectus supplement, dated May 27, 2004 (the “prospectus supplement”), as well as the prospectus, dated April 9, 2004 (the “prospectus”), as soon as possible to the purchaser or transferee, or to the stockbroker, bank or other agent through whom the sale or transfer was effected, for delivery to the purchaser or transferee. However, the offer is not being made directly or indirectly in any jurisdiction where prohibited by applicable law and such documents should not be distributed, forwarded or transmitted into or from any jurisdiction where prohibited by applicable law by any means whatsoever including, without limitation, mail, facsimile, transmission, telex or telephone.

FORM OF ACCEPTANCE

To Tender Ordinary Shares
of
AVENTIS
(ISIN: FR0000130460)
Pursuant to the Revised U.S. Offer to Exchange
by
SANOFI-SYNTHELABO

THE REVISED U.S. OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON JUNE 30, 2004 UNLESS IT IS EXTENDED OR WITHDRAWN PRIOR TO THAT TIME.

       THE INSTRUCTIONS ACCOMPANYING THIS FORM OF ACCEPTANCE SHOULD BE READ CAREFULLY BEFORE THIS FORM OF ACCEPTANCE IS COMPLETED.

      ACCEPTANCE OF THE REVISED U.S. OFFER IN RESPECT OF AVENTIS ADSs CANNOT BE MADE BY MEANS OF THIS FORM OF ACCEPTANCE.

DESCRIPTION OF AVENTIS ORDINARY SHARES TENDERED

AVENTIS ORDINARY SHARE(S) TENDERED
Name(s) and Address(es) of Registered Owner(s)	(ATTACH ADDITIONAL SIGNED LIST, IF NECESSARY)

		Total Number of	Number
		Aventis Ordinary	of Aventis
		Shares	Ordinary
	Certificate	Represented by	Shares
	Number(s)	Certificate(s)	Tendered*

Total Shares

* Unless otherwise indicated, it will be assumed that all Aventis ordinary shares described above are being tendered.

      This form of acceptance is to be completed by holders of ordinary shares, nominal value €3.82 per share, of Aventis, a French société anonyme. Your bank or broker can assist you in completing this form of acceptance. The instructions included with this form of acceptance must be followed. Questions and requests for assistance or for additional copies of the prospectus, the prospectus supplement and this form of acceptance may be directed to MacKenzie Partners, Inc., the information agent, at the address and telephone numbers indicated below.

      Delivery of this form of acceptance and any other required documents to the French Financial Intermediary or German Financial Intermediary or U.S. custodian (each a “Financial Intermediary”) by holders of Aventis ordinary shares will be deemed an acceptance of the revised U.S. offer by such holder with respect to such Aventis ordinary shares subject to the terms and conditions set out in the prospectus supplement and this form of acceptance.

      If you hold Aventis ordinary shares in pure registered (nominatif pur) form, you cannot tender them unless you first request that they be converted to administered registered (nominatif administre) form. Aventis ordinary shares held in pure registered form (nominatif pur) are registered in the books of Aventis and are held in an account maintained by Société Générale, the shareholder services provider that Aventis has appointed. Aventis ordinary shares held in administered registered form (nominatif administré) are also registered in the books of Aventis but are held in an account maintained by an authorized financial intermediary (intermediaire financier habilité) of your own choice. Aventis ordinary shares held in bearer form (au porteur) are not registered in the books of the company and are held in an account maintained by an authorized financial intermediary of your own choice. If you wish to tender Aventis ordinary shares that you hold in pure registered form, you must arrange with your Financial Intermediary to open an account in which your Aventis ordinary shares will be held. This process may involve the execution of a “mandat d’administration”, in the case of a request to convert your Aventis ordinary shares into administered registered form, or the execution of a “convention de service et d’ouverture de compte” in the case of a request to convert your Aventis ordinary shares into bearer form, the content of both contracts being prescribed by the French Autorité des marchés financiers (the “AMF”). You should then send Société Générale, in its capacity as Aventis’s shareholder services provider, an instruction to convert your Aventis ordinary shares to administered registered form or bearer form, as applicable, and the identification of the account to which your Aventis ordinary shares should be transferred. (Your authorized Financial Intermediary will provide you with the appropriate instruction form). Société Générale will then take the necessary steps to deliver your Aventis ordinary shares to the account identified in the instruction, in the case of conversion to administered registered form (nominatif administré), or to instruct the central depositary system (Euroclear France) to proceed with the conversion of your Aventis ordinary shares to bearer form and to deliver them to the identified account. The conversion takes approximately one to five French business days, and you will be responsible for any related fees, commissions and expenses. You may contact Société Générale at + 33 2 51 85 67 89 for assistance in converting your shares.

      Aventis ordinary shares held of record by persons who are non-U.S. holders cannot be tendered pursuant to the revised U.S. offer and can only be tendered pursuant to the concurrent revised French offer. Information on the revised French offer may be obtained from the information agent.

NOTE: SIGNATURE(S) MUST BE PROVIDED BELOW.

PLEASE READ THE INSTRUCTIONS SET FORTH IN THIS FORM OF ACCEPTANCE CAREFULLY.

      Ladies and Gentlemen:

      The undersigned hereby tenders to Sanofi-Synthelabo, a French société anonyme, the above-described ordinary shares of Aventis, a French société anonyme, pursuant to the terms and conditions set forth in the prospectus, dated April 9, 2004 (the “prospectus”), as amended and supplemented by the prospectus supplement, dated May 27, 2004 (the “prospectus supplement”), and this form of acceptance (which, together with the prospectus, the prospectus supplement and any amendments and supplements thereto, constitute the “revised U.S. offer”). For each tendered Aventis ordinary share, the undersigned shall receive 0.8333 of a Sanofi-Synthelabo ordinary share and €20.00, in cash, without interest (the “standard entitlement”), upon the terms and subject to the conditions set forth in the prospectus, as amended and supplemented by the prospectus supplement, receipt of each of which is hereby acknowledged, and in this form of acceptance. The revised U.S. offer is being made in connection with Sanofi-Synthelabo’s offer to acquire all of the outstanding Aventis ordinary shares, including Aventis ordinary shares represented by Aventis ADSs.

      The revised U.S. offer includes a mix and match election feature that allows the undersigned to elect to receive for each tendered Aventis ordinary share, in lieu of the standard entitlement:

•	1.1739 Sanofi-Synthelabo ordinary shares; or

•	€68.93, in cash, without interest.

      The undersigned is not required to make any election (in which case the undersigned shall automatically receive the standard entitlement) or to make the same election for all of the Aventis ordinary shares that the undersigned tenders in the revised U.S. offer. The undersigned understands that the mix and match elections are subject to proration and allocation adjustments that will ensure that, in the aggregate (and subject to adjustment if Aventis approves any dividend or interim dividend having a payment or ex-dividend date before the settlement of the offers), 71% of the Aventis ordinary shares (including Aventis ordinary shares represented by Aventis ADSs) tendered in the revised U.S. offer and the concurrent revised French offer and revised German offer will be exchanged for Sanofi-Synthelabo ordinary shares (including Sanofi-Synthelabo ordinary shares represented by Sanofi-Synthelabo ADSs) and 29% will be purchased for cash. The undersigned acknowledges that, if it makes a mix and match election, it will not be informed of the exact number of Sanofi-Synthelabo ordinary shares or the amount of cash that it shall receive until settlement of the consideration under the revised U.S. offer. The undersigned also acknowledges that, if it does not properly complete and submit its mix and match election pursuant to this form of acceptance, or if there are any errors or mistakes in completing the “Mix and Match Election” box, including errors in the number of eligible elections that can be made with respect to the tendered Aventis ordinary shares, Sanofi-Synthelabo shall be able to determine, in its sole discretion, that any such tendered Aventis ordinary shares shall receive the standard entitlement.

      The undersigned acknowledges that, if Aventis approves any dividend or any interim dividend having a payment or ex-dividend date in respect of the Aventis ordinary shares, including Aventis ordinary shares represented by Aventis ADSs, before the settlement of the offers, the consideration offered in exchange for each Aventis ordinary share and each Aventis ADS tendered will be reduced by an amount equal to the net value of the dividend paid per Aventis ordinary share in the manner described in the prospectus supplement under “The Revised U.S. Offer — Consideration Offered after Approval of Aventis Dividends”. In respect of any Sanofi-Synthelabo ordinary shares that a holder receives in exchange for Aventis ordinary shares that the undersigned tenders in the offers, the undersigned shall be entitled to receive any annual dividend with respect to Sanofi-Synthelabo’s 2003 results that is declared on the Sanofi-Synthelabo ordinary shares and any other dividend that is paid after the settlement of this revised exchange offer.

      On the terms and subject to the conditions of the revised U.S. offer (including, if the revised U.S. offer is extended or amended, the terms and conditions of such extension or amendment), and subject to, and effective upon, acceptance for exchange of, and exchange for, the Aventis ordinary shares tendered herewith in accordance with the terms of the revised U.S. offer, the undersigned hereby sells, assigns and transfers to, or upon the order of, Sanofi-Synthelabo, all right, title and interest in and to all of the Aventis ordinary shares being tendered hereby and any and all dividends, distributions (including, without limitation, distributions of additional Aventis ordinary shares), rights or other securities issued or issuable in respect of such Aventis ordinary shares on or after the settlement of the revised U.S. offer, and appoints Sanofi-Synthelabo the true and lawful agent and attorney-in-fact of the undersigned with respect to such Aventis ordinary shares (and any distributions) with full power of substitution (such power of attorney being deemed to be an irrevocable power coupled with an interest) to the fullest extent of such holder’s rights with respect to such Aventis ordinary shares (and any distributions) (a) to transfer ownership of such Aventis ordinary shares (and any distributions) on the account books maintained by Euroclear, together in either such case with all accompanying evidences of transfer and authenticity, to or upon the order of Sanofi-Synthelabo, (b) to present such Aventis ordinary shares (and any distributions) for transfer on the books of Aventis and (c) to receive all benefits and otherwise exercise all rights of beneficial ownership of such Aventis ordinary shares (and any distributions), all in accordance with the terms and the conditions of the revised U.S. offer.

      The undersigned hereby instructs the Financial Intermediary to tender, or to cause to be tendered, the Aventis ordinary shares as part of the French centralizing procedures within five French trading days after the expiration of the offer period.

      The undersigned hereby irrevocably appoints the designees of Sanofi-Synthelabo, and each of them, the attorneys-in-fact and proxies, each with full power of substitution, to the full extent of such holder’s rights with respect to the Aventis ordinary shares tendered hereby which have been accepted for exchange by Sanofi-Synthelabo and with respect to any distributions.

      Subject to applicable law, the designees of Sanofi-Synthelabo will, with respect to the Aventis ordinary shares (and any associated distributions) for which the appointment is effective, be empowered to exercise all voting and any other rights of such stockholder, as they, in their sole discretion, may deem proper at any ordinary, extraordinary or adjourned meeting of Aventis’s shareholders, by written consent in lieu of any such meeting or otherwise. This proxy and power of attorney shall be irrevocable and coupled with an interest in the tendered Aventis ordinary shares. Such appointment is effective upon the acceptance by Sanofi-Synthelabo of the Aventis ordinary shares tendered. If the revised U.S. offer is successful, Sanofi-Synthelabo will be deemed to have accepted for exchange Aventis ordinary shares validly tendered and not withdrawn on the expiration date of the offers, as set forth in the final results of the offers published by the French Autorité des marchés financiers (the “AMF”). Upon the effectiveness of such appointment, without further action, all prior powers of attorney, proxies and consents given with respect to such Aventis ordinary shares (and any associated distributions) will be revoked, and no subsequent powers of attorney, proxies, consents or revocations may be given (and, if given, will not be deemed effective). Sanofi-Synthelabo reserves the right to require that, in order for Aventis ordinary shares to be deemed validly tendered, immediately upon Sanofi-Synthelabo’s exchange of such Aventis ordinary shares, subject to applicable law, Sanofi-Synthelabo must be able to exercise full voting rights with respect to such Aventis ordinary shares (and any associated distributions), including voting at any meeting of shareholders.

      The undersigned hereby represents and warrants that the undersigned has full power and authority to tender, sell, assign and transfer the Aventis ordinary shares (and any distributions) tendered hereby and, when the same are accepted for exchange by Sanofi-Synthelabo, Sanofi-Synthelabo will acquire good, marketable and unencumbered title thereto, free and clear of all liens, restrictions, charges and encumbrances, and the same will not be subject to any adverse claim. The undersigned will, upon request, execute and deliver any additional documents deemed by the Financial Intermediary or Sanofi-Synthelabo to be necessary or desirable to complete the sale, assignment and transfer of the Aventis ordinary shares (and any distributions) tendered hereby. In addition, the undersigned will promptly remit and transfer to the Financial Intermediary for the account of Sanofi-Synthelabo any and all distributions in respect of the Aventis ordinary shares tendered hereby, accompanied by appropriate documentation of transfer; and, pending such remittance or appropriate assurance thereof, Sanofi-Synthelabo shall be entitled to all rights and privileges as owner of any such distributions and may withhold the entire consideration offered or deduct from the consideration offered the amount or value thereof, as determined by Sanofi-Synthelabo in its sole discretion.

      The undersigned has been informed that an application will be submitted by Sanofi-Synthelabo to list its Sanofi-Synthelabo ordinary shares on the Premier Marché of the Euronext Paris, subject to the successful completion of the U.S. and the concurrent revised French offer and revised German offer.

      The undersigned understands that Sanofi-Synthelabo will not issue any fraction of a Sanofi-Synthelabo ordinary share. Instead, each tendering stockholder who would otherwise be entitled to a fraction of a Sanofi-Synthelabo ordinary share, after combining all fractional Sanofi-Synthelabo ordinary shares to which the stockholder would otherwise be entitled, will receive cash in an amount equal to the product of that fraction and the average sale price per Sanofi-Synthelabo ordinary share, net of expenses, realized on the Euronext Paris in the sale of all of the aggregated fractional Sanofi-Synthelabo ordinary shares that would have otherwise been issued in the offers. The sale of the aggregated Sanofi-Synthelabo ordinary shares on the Euronext Paris will occur no later than six trading days following the settlement of the offers. Payment of cash in lieu of any fractional

Sanofi-Synthelabo ordinary shares that a holder would otherwise have been entitled to receive pursuant to the terms of the revised U.S. offer will be paid to such holder as promptly as practicable.

      The undersigned agrees that under no circumstances will interest be paid on the exchange of Sanofi-Synthelabo ordinary shares and cash for Aventis ordinary shares tendered, regardless of any delay in making the exchange or extension of the expiration date for the revised U.S. offer. The undersigned also understands that, if the offers are withdrawn, the Aventis securities that holders tendered in the offers will be promptly returned to such holders, without interest or any other payment being due.

      All authority conferred or agreed to be conferred pursuant to this form of acceptance shall not be affected by, and shall survive, the death or incapacity of and any obligation of the undersigned hereunder shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned. Except as stated in the prospectus supplement, this tender is irrevocable.

      The undersigned understands that the valid tender of Aventis ordinary shares pursuant to the procedures described in the prospectus supplement under “The Revised U.S. Offer — Procedures for Tendering Aventis Ordinary Shares”, and the instructions hereto, will constitute a binding agreement between the undersigned and Sanofi-Synthelabo upon the terms and subject to the conditions of the revised U.S. offer. The undersigned recognizes that under certain circumstances set forth in the prospectus supplement, Sanofi-Synthelabo may not be required to accept for exchange any of the Aventis ordinary shares tendered hereby.

      The undersigned hereby instructs the Financial Intermediary to issue the check and register the Sanofi-Synthelabo ordinary shares to which is entitled in the name(s) of the holder(s) shown above under “Description of Aventis Ordinary Shares Tendered.” The undersigned hereby instructs the Financial Intermediary to credit the account maintained at Euroclear with any Aventis ordinary shares which are not tendered or are not accepted for exchange. The undersigned recognizes that the Financial Intermediary will not transfer any Aventis ordinary shares which are not exchanged pursuant to the revised U.S. offer from the name of the registered holder thereof to any other person.

      For further information, see “The Revised U.S. Offer” in the prospectus supplement.

      SUBJECT TO THE TERMS OF THE PROSPECTUS AND THE PROSPECTUS SUPPLEMENT, THIS FORM OF ACCEPTANCE SHALL NOT BE CONSIDERED COMPLETE AND VALID, AND DELIVERY OF AVENTIS ORDINARY SHARES PURSUANT TO THE OFFER SHALL NOT BE MADE, UNTIL THE AVENTIS COMMON SHARES IN RESPECT OF WHICH THE OFFER IS BEING ACCEPTED AND ALL OTHER REQUIRED DOCUMENTATION HAVE BEEN RECEIVED BY THE FINANCIAL INTERMEDIARY. SANOFI-SYNTHELABO WILL DETERMINE IN ITS SOLE DISCRETION ALL QUESTIONS AS TO THE FORM OF DOCUMENTS, INCLUDING ANY NOTICE OF WITHDRAWAL AND THE VALIDITY, ELIGIBILITY (INCLUDING TIME OF RECEIPT) AND ACCEPTANCE OF TENDERED AVENTIS ORDINARY SHARES. SANOFI-SYNTHELABO’S DETERMINATION WILL BE FINAL AND BINDING ON ALL PARTIES.

MIX AND MATCH ELECTION
Complete only if you would like to exercise the mix and match election.
(See Instruction 10)

1	Enter the number of Aventis ordinary shares for which you would like to make a mix and match election.	1

	Note: You must also complete Box 2A and/or Box 2B if you make this election. In addition, the number in Box 1 must be less than or equal to the total number of Aventis ordinary shares tendered.

2A	Enter the number of Aventis ordinary shares for which you would like to make the All Stock Election.	2A

2B	Enter the number of Aventis ordinary shares for which you would like to make the All Cash Election.	2B

	Note: The sum of the number in Box 2A and the number in Box 2B must equal the number in Box 1.

SIGN HERE

(AND PLEASE COMPLETE SUBSTITUTE FORM W-9)

Signature(s) of Holder(s)

Dated: ______________________________ , 2004

          (Must be signed by registered owner(s) exactly as name(s) appear(s) on the certificates representing the Aventis ordinary shares or on a security position listing or by person(s) authorized to become registered owner(s) by endorsements, stock powers and documents transmitted herewith. If a signature is by an officer on behalf of a corporation or by an executor, administrator, trustee, guardian, attorney-in-fact, agent or other person acting in a fiduciary or representative capacity, please provide the following information.)

Name(s):

(Please Print)

Name of Firm:

Capacity (full title):

Address:

(Include Zip Code)

(Area Code) Telephone Number:

Taxpayer Identification or

Social Security No.:

(See Substitute Form W-9)

INSTRUCTIONS

FORMING PART OF THE TERMS AND CONDITIONS OF THE REVISED U.S. OFFER

      1.     Delivery of Form of Acceptance and Ordinary Shares. This form of acceptance is to be completed by shareholders if they are tendering Aventis ordinary shares to a French Financial Intermediary, German Financial Intermediary or U.S. custodian. A manually executed copy of this document may be used in lieu of the original. This form of acceptance properly completed and duly executed, and any other documents required by this form of acceptance, must be received by the Financial Intermediary at one of its addresses set forth herein on or prior to the expiration date. If Aventis ordinary shares are forwarded to the Financial Intermediary in multiple transfers, a properly completed and duly executed form of acceptance must accompany each such transfer.

      The method of delivery of this form of acceptance and all other required documents is at the election and risk of the tendering holder of Aventis ordinary shares. The delivery will be deemed made only when actually received by the Financial Intermediary. If such delivery is by mail, it is recommended that such documents be sent by registered mail, properly insured, with return receipt requested. In all cases, sufficient time should be allowed to assure timely delivery.

      No alternative, conditional or contingent tenders will be accepted and no fractional Aventis ordinary shares will be accepted for exchange. All tendering holders of Aventis ordinary shares by execution of this form of acceptance (or facsimile thereof) waive any right to receive any notice of the acceptance of their Aventis ordinary shares for exchange.

      2.     Inadequate Space. If the space provided herein is inadequate, the number of Aventis ordinary shares should be listed on a separate schedule attached hereto.

      3.     Signatures on Form of Acceptance; Stock Powers and Endorsements. If this form of acceptance is signed by the registered owners of the Aventis ordinary shares tendered hereby, the signature must correspond to the names as written on the face of the certificates without alteration, enlargement or any other change whatsoever.

      If any of the Aventis ordinary shares tendered hereby are owned of record by two or more joint owners, all such owners must sign this form of acceptance.

      If any of the tendered Aventis ordinary shares are registered in different names on several certificates, it will be necessary to complete, sign and submit as many separate forms of acceptance as there are different registrations of certificates.

      If this form of acceptance or any certificates or stock powers are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, such persons should so indicate when signing, and proper evidence satisfactory to Sanofi-Synthelabo of their authority so to act must be submitted.

      If this form of acceptance is signed by the registered owner(s) of the Aventis ordinary shares listed and transmitted hereby, no endorsements of certificates or separate stock powers are required unless payment is to be made to, or certificates for Aventis ordinary shares not tendered or accepted for payment are to be issued in the name of, a person other than the registered owner(s). Signatures on such certificates or stock powers must be guaranteed by an eligible institution.

      If this form of acceptance is signed by a person other than the registered owner of the certificate(s) listed, the certificate(s) must be endorsed or accompanied by the appropriate stock powers, in either case signed exactly as the name or names of the registered owner or holders appears on the certificate(s). Signatures on such certificates or stock powers must be guaranteed by an eligible institution.

      4.     Stock Transfer Taxes. Sanofi-Synthelabo will pay or cause to be paid any transfer taxes with respect to the exchange of Aventis ordinary shares not based on income. If, however, a transfer tax is imposed based on income or for any reason other than the exchange of securities in this revised U.S. offer, then those transfer taxes, whether imposed on the registered holder or any other persons, will not be payable to the tendering holder.

      Except as provided in this Instruction 4, it will not be necessary for transfer tax stamps to be affixed to the Aventis ordinary shares certificates listed in this form of acceptance.

      5.     Requests for Assistance or Additional Copies. Questions and requests for assistance or for additional copies of the prospectus, the prospectus supplement and the form of acceptance may be directed to the information agent or the dealer managers at their respective telephone numbers and locations set forth below. You may also contact your Financial Intermediary for assistance concerning the revised U.S. offer.

      6.     Conditions. This revised U.S. offer is being made on substantially the same terms as an offer for all Aventis ordinary shares being made in France (the “revised French offer”) and in Germany (the “revised German offer”). Sanofi-Synthelabo’s obligation to accept Aventis ordinary shares and Aventis ADSs in this revised U.S. offer is subject to, among other things, the condition that securities representing at least 50% of the total share capital and voting rights in Aventis, calculated on a fully diluted basis, plus one Aventis ordinary share on the closing date of the offers, shall have been validly tendered and not properly withdrawn prior to the expiration date (the “minimum share condition”).

      7.     Holders of Aventis ADSs. Holders of record of Aventis ADSs, wherever resident, must use the ADS letter of transmittal in order to tender their Aventis ADSs into the revised U.S. offer. Holders of Aventis ADSs evidenced by ADRs have been sent an ADS letter of transmittal with the revised U.S. offer to exchange and may not tender Aventis ADSs using this form of acceptance. If any holder(s) of Aventis ADSs needs to obtain a copy of the ADS letter of transmittal, such holder(s) should contact the information agent at the address and telephone numbers set forth at the end of this form of acceptance.

      8.     No Interest. Under no circumstances will interest be paid on the exchange of Sanofi-Synthelabo ordinary shares and cash, for Aventis ordinary shares tendered, regardless of any delay in making the exchange or extension of the expiration date for the revised U.S. offer. For further information, see “The Revised U.S. Offer” in the prospectus supplement.

      9.     Expiration Date. The expiration date will be 5:00 p.m., New York City time, on June 30, 2004, unless: (a) the AMF sets a later expiration date for the tender period of the revised French offer, (b) the AMF has not set an expiration date for the tender period of the revised French offer by June 30, 2004, (c) the AMF subsequently extends the tender period of the revised French offer, or (d) the offers are withdrawn prior to that time. Sanofi-Synthelabo intends that the revised U.S. offer, the revised French offer and the revised German offer will expire simultaneously. If the revised French offer period is extended, Sanofi-Synthelabo will issue a press release announcing a corresponding extension of the revised U.S. offer.

      10.     Mix and Match Election. For each of your tendered Aventis ordinary shares, you may elect to receive either all Sanofi-Synthelabo ordinary shares or all cash, instead of the standard entitlement per Aventis ordinary share of 0.8333 of a Sanofi-Synthelabo ordinary share and €20.00, in cash, without interest. Specifically, the mix and match election feature allows you to elect to receive for each of your tendered Aventis ordinary shares, in lieu of the standard entitlement described above:

•	1.1739 Sanofi-Synthelabo ordinary shares (the “All Stock Election”); or

•	€68.93 in cash, without interest (the “All Cash Election”).

      You are not required to make any election (in which case you will automatically receive the standard entitlement) or make the same election for all of the Aventis ordinary shares that you tender. The mix and match elections, however, are subject to proration and allocation adjustments that will ensure that, in the aggregate (and subject to adjustment if Aventis approves any dividend or interim dividend having a payment or ex-dividend date before the settlement of the offers), 71% of the Aventis ordinary shares (including Aventis ordinary shares underlying the Aventis ADSs) tendered in the revised U.S. offer and the concurrent revised French offer and revised German offer will be exchanged for Sanofi-Synthelabo ordinary shares (including Sanofi-Synthelabo ordinary shares underlying Sanofi-Synthelabo ADSs) and 29% will be purchased for cash. For additional information regarding the proration and allocation adjustments, see the prospectus supplement under “The Revised U.S. Offer — Mix and Match Election”.

      To make an All Stock Election or an All Cash Election with respect to any of your tendered Aventis ADSs, you must provide the information requested above in the box entitled “Mix and Match Election”. If there are any errors or mistakes in completing the “Mix and Match Election” box, including errors in the number of eligible elections that can be made with respect to the tendered Aventis ordinary shares, Sanofi-Synthelabo shall be able to determine, in its sole discretion, that any such tendered Aventis ordinary shares shall receive the standard entitlement.

      11.     Consideration Offered after Approval of Dividends. If Aventis approves any dividend or any interim dividend having a payment or ex-dividend date in respect of the Aventis ordinary shares, including Aventis ordinary shares represented by Aventis ADSs, before the settlement of the offers, the consideration offered in exchange for each Aventis ordinary share tendered will be reduced by an amount equal to the net value of the dividend paid per Aventis ordinary share in the manner described in the prospectus supplement under “The Revised U.S. Offer — Consideration Offered after Approval of Aventis Dividends”.

      In respect of Sanofi-Synthelabo ordinary shares issued in exchange or part exchange for your tendered Aventis securities, you will be entitled to receive:

•	any annual dividend that is approved to be paid on the Sanofi-Synthelabo ordinary shares with respect to Sanofi-Synthelabo’s 2003 results; and

•	any other dividend that is paid after the settlement of the revised U.S. offer.

      You will receive the annual dividend declared with respect to Sanofi-Synthelabo’s 2003 results on the date of the settlement of the offer (or the subsequent offering period, if any). Your entitlement to receive these dividends, if any, in respect of the Sanofi-Synthelabo ordinary shares that you receive in the U.S. revised offer is in addition to the other consideration you are entitled to receive pursuant to the revised U.S. offer. Sanofi-Synthelabo proposes to pay a dividend of €1.02 per Sanofi-Synthelabo ordinary share in respect of Sanofi-Synthelabo’s 2003 results. Sanofi-Synthelabo reserves the right to pay an interim dividend with respect to Sanofi-Synthelabo’s 2003 results.

      12.     Fractional Entitlements. You will not receive any fraction of a Sanofi-Synthelabo ordinary share. Instead, you will receive, after combining all fractional Sanofi-Synthelabo ordinary shares to which you would otherwise be entitled, cash in an amount equal to the product of that fraction and the average sale price per Sanofi-Synthelabo ordinary share, net of expenses, realized on the Euronext Paris in the sale of all of the aggregated fractional Sanofi-Synthelabo ordinary shares that would have otherwise been issued in the offers. The sale of the aggregated Sanofi-Synthelabo ordinary shares on the Euronext Paris will occur no later than six trading days following the settlement of the offers. Payment of cash in lieu of any fractional Sanofi-Synthelabo ordinary shares that you would otherwise have been entitled to receive pursuant to the terms of the revised U.S. offer will be paid to you as promptly as practicable.

      13.     Substitute Form W-9. This section applies to you only if your Financial Intermediary has attached a Substitute Form W-9. Under United States federal income tax law, if you tender your Aventis ordinary shares, you generally are required to furnish the Financial Intermediary either (i) a properly completed Substitute Form W-9 (below) with your correct taxpayer identification number (“TIN”), if you are a United States person, or (ii) a properly completed appropriate Internal Revenue Service Form W-8, if you are a non-U.S. person.

      Use Substitute Form W-9 only if you are a U.S. person, including a resident alien individual. You will be subject to United States federal backup withholding at a rate of 28% on all reportable payments made to you pursuant to the revised U.S. offer if (i) you do not furnish your TIN to the requester, (ii) you do not certify your TIN, (iii) the Internal Revenue Service tells the requester that you furnished an incorrect TIN, or (iv) you do not certify to the requester that you are not subject to backup withholding. Certain payees are exempt from backup withholding. See the instructions referred to below on whether you are an exempt payee.

      Backup withholding is not an additional tax. You may credit any amounts withheld by backup withholding against your regular United States federal income tax liability or, if backup withholding results in an overpayment of taxes, claim a refund from the Internal Revenue Service.

      If you have not been issued a TIN, you may write “Applied For” in the space provided in part I of the Substitute Form W-9 if you have applied for a TIN or intend to apply for a TIN. In that case, you must also complete the Certificate of Awaiting Taxpayer Identification Number attached to this form of acceptance. The Financial Intermediary will withhold 28% of all reportable payments unless you provide a TIN to the Financial Intermediary, or have otherwise established an exemption from backup withholding by the time of payment.

      You are generally exempt from backup withholding if you are a nonresident alien or a foreign entity (including a disregarded domestic entity with a foreign owner) and give the requester the appropriate completed Form W-8. You will find further information in Internal Revenue Service Publication 515, “Withholding of Tax on Nonresident Aliens and Foreign Entities.” You can receive the applicable Form W-8 from the information agent.

      If you fail to furnish your correct TIN to the Financial Intermediary, you are subject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not to willful neglect. If you make a false statement with no reasonable basis that results in no backup withholding, you are subject to a $500 penalty. Willfully falsifying certifications or affirmations may subject you to criminal penalties, including fines and/or imprisonment.

      Important: this form of acceptance or a manually signed facsimile thereof (together with confirmation of book entry transfer and all other required documents) must be received by the Financial Intermediary on or prior to the expiration date.

IMPORTANT TAX INFORMATION

      Under the federal income tax law, a stockholder whose tendered Aventis ordinary shares are accepted for payment is generally required by law to provide the Financial Intermediary (as payer) with such stockholder’s correct TIN on Substitute Form W-9 below or otherwise establish a basis for exemption from backup withholding. If such stockholder is an individual, the TIN is such stockholder’s social security number. If the Financial Intermediary is not provided with the correct TIN, the stockholder may be subject to a $50 penalty imposed by the Internal Revenue Service and payments that are made to such stockholder with respect to Aventis ordinary shares purchased pursuant to the revised U.S. offer may be subject to backup withholding of 28%.

      Certain stockholders (including, among others, all corporations and certain foreign individuals) are not subject to these backup withholding and reporting requirements. In order for a foreign individual to qualify as an exempt recipient, such individual must submit an appropriate Form W-8, signed under penalties of perjury, attesting to such individual’s exempt status. An appropriate Form W-8 can be obtained from your Financial Intermediary. Exempt stockholders should furnish their TIN, check the “Exempt from backup withholdings” box on the face of the Substitute Form W-9, and sign, date and return the Substitute Form W-9 to your Financial Intermediary. See the enclosed Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9 for additional instructions. A stockholder should consult his or her tax advisor as to such stockholder’s qualification for an exemption from backup withholding and the procedure for obtaining such exemption.

      If backup withholding applies, the Financial Intermediary is required to withhold 28% of any reportable payments made to the stockholder. Backup withholding is not an additional tax. Rather, the federal income tax liability of persons subject to backup withholding will be reduced by the amount of tax withheld. If withholding results in an overpayment of taxes, a refund may be obtained from the Internal Revenue Service.

Purpose of Substitute Form W-9

      To prevent backup withholding on payments that are made to a stockholder with respect to Aventis ordinary shares purchased pursuant to the revised U.S. offer, the stockholder is required to notify the Financial Intermediary of such stockholder’s correct TIN by completing the form below certifying that (a) the TIN provided on Substitute Form W-9 is correct (or that such stockholder is awaiting a TIN), (b) that (i) such stockholder is exempt from backup withholding (ii) such stockholder has not been notified by the Internal Revenue Service that such stockholder is subject to backup withholding as a result of a failure to report all interest or dividends or (iii) the Internal Revenue Service has notified such stockholder that such stockholder is no longer subject to backup withholding and (c) that such stockholder is a U.S. person (including a U.S. resident alien).

What Number to Give the Financial Intermediary

      The stockholder is required to give the Financial Intermediary the social security number or employer identification number of the record holder of the Aventis ordinary shares tendered hereby. If the Aventis ordinary shares are in more than one name or are not in the name of the actual owner, consult the enclosed Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9 for additional guidance on which number to report. If the tendering stockholder has not been issued a TIN and has applied for a number or intends to apply for a number in the near future, the stockholder should write “Applied For” in the space provided for the TIN in Part I, and sign and date the Substitute Form W-9 and the Certificate of Awaiting Taxpayer Identification Number. If “Applied For” is written in Part I, the Financial Intermediary will withhold 28% of all reportable payments to such stockholder unless a TIN is provided to the Financial Intermediary by the time of payment.

TO BE COMPLETED BY ALL TENDERING HOLDERS

(See Instruction 13)

PAYER’S NAME:

     THE SUBSTITUTE FORM W-9 BELOW MUST BE COMPLETED AND SIGNED. Please provide your social security number or other taxpayer identification number (“TIN”) and certify that you are not subject to backup withholding.

Substitute Form W-9 Department of the Treasury Internal Revenue Service Payer’s Request for TIN and Certification

Name:

Please check the appropriate box indicating your status: ☐ Individual/Sole proprietor ☐ Corporation ☐ Partnership ☐ Other	☐ Exempt from backup withholding

Address (number, street, and apt. or suite no.)

City, state, and ZIP code

Part I TIN

PLEASE PROVIDE YOUR TIN ON THE APPROPRIATE LINE AT THE RIGHT. For most individuals, this is your social security number. If you do not have a number, see the enclosed Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9. If you are awaiting a TIN, write “Applied For” in this Part I, complete the “Certificate Of Awaiting Taxpayer Identification Number” below and see “IMPORTANT TAX INFORMATION”.	Social Security Number OR Employer Identification Number

Part II Certification

Under penalties of perjury, I certify that: (1) The number shown on this form is my correct Taxpayer Identification Number (or I am waiting for a number to be issued to me), and
(2) I am not subject to backup withholding because (a) I am exempt from backup withholding, or (b) I have not been notified by the IRS that I am subject to backup withholding as a result of a failure to report all interest or dividends, or (c) the IRS has notified me that I am no longer subject to backup withholding, and
(3) I am a U.S. person (including a U.S. resident alien).
Certification Instructions — You must cross out item (2) above if you have been notified by the IRS that you are currently subject to backup withholding because you have failed to report all interest and dividends on your tax return.
The IRS does not require your consent to any provision of this document other than the certifications required to avoid backup withholding.

Sign Here	Signature of U.S. person ▶	Date ▶

NOTE: FAILURE TO COMPLETE AND RETURN THE SUBSTITUTE FORM W-9 MAY RESULT IN BACKUP WITHHOLDING OF 28% OF ANY PAYMENTS MADE TO YOU ON ACCOUNT OF THE OFFER. PLEASE REVIEW THE ENCLOSED GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION NUMBER ON SUBSTITUTE FORM W-9 FOR ADDITIONAL DETAILS, AND PLEASE SEE “IMPORTANT TAX INFORMATION”.

COMPLETE THE FOLLOWING CERTIFICATION IF YOU WROTE “APPLIED FOR”

INSTEAD OF A TIN ON THE SUBSTITUTE FORM W-9.

CERTIFICATE OF AWAITING TAXPAYER IDENTIFICATION NUMBER
I certify under penalties of perjury that a taxpayer identification number has not been issued to me, and either (a) I have mailed or delivered an application to receive a TIN to the appropriate Internal Revenue Service Center or Social Security Administration Office or (b) I intend to mail or deliver an application in the near future. I understand that if I do not provide a TIN by the time of payment, 28% of all reportable payments made to me will be withheld.

Sign Here	Signature of U.S. person ▶	Date ▶

      Questions and requests for assistance or additional copies of the prospectus, the prospectus supplement, this form of acceptance, the ADS letter of transmittal, the notice of guaranteed delivery and other tender offer materials may be directed to the information agent at the telephone number and location listed below. You may also contact your broker, dealer, commercial bank, trust company or other nominee for assistance concerning the revised U.S. offer:

The Information Agent for the U.S. Offer is:

105 Madison Avenue

New York, New York 10016

(212) 929-5500 (Call Collect)

or
Call Toll-Free: (800) 322-2885
Email: proxy@mackenziepartners.com

The Joint Dealer-Managers for the U.S. Offer are:

Merrill Lynch & Co.
4 World Financial Center	The Equitable Tower, 787 Seventh Avenue
New York, New York 10080	New York, New York 10019
Toll-Free Call: (866) 276-1462	(212) 841-3700